EXHIBIT 21

LIST OF SUBSIDIARIES

     Subsidiaries of Ashland Inc. ("AI") at October 1, 1995 included the companies listed below. Ashland has numerous unconsolidated affiliates, which are primarily accounted for on the equity method, and majority-owned consolidated subsidiaries in addition to the companies listed below. Such affiliates and subsidiaries are not listed below since they would not constitute a significant subsidiary considered in the aggregate as a single entity.

                                                                        Jurisdiction of          Immediate
                              Company                                    Incorporation            Parent*

AECOM Technology Corporation.........................................      Delaware              ATEC 19%
APAC-Alabama, Inc....................................................      Delaware                 AHI
APAC-Arkansas, Inc...................................................      Delaware                 AHI
APAC-Carolina, Inc...................................................      Delaware                 AHI
APAC-Florida, Inc....................................................      Delaware                 AHI
APAC-Georgia, Inc....................................................       Georgia                 AHI
APAC Holdings, Inc. ("AHI")..........................................      Delaware                 AI
APAC, Inc............................................................      Delaware                 AHI
APAC-Kansas, Inc.....................................................      Delaware                 AHI
APAC-Mississippi, Inc................................................      Delaware                 AHI
APAC-Oklahoma, Inc...................................................      Delaware                 AHI
APAC-Tennessee, Inc..................................................      Delaware                 AHI
APAC-Texas, Inc......................................................      Delaware                 AHI
APAC-Virginia, Inc...................................................      Delaware                 AHI
Arch Mineral Corporation.............................................      Delaware               AI 50%
Ashland Chemical Canada Ltd..........................................   Alberta, Canada             AI
Ashland Coal, Inc....................................................      Delaware               AI 54%
Ashland Crude Marketing, Inc.........................................      Delaware                 AII
Ashland Crude Trading, Inc...........................................      Delaware                 AI
Ashland Exploration, Inc.............................................      Delaware                 AI
Ashland Foundry International, Inc...................................      Delaware                 AI
Ashland Nigerian Development Company ("ANDC")........................      Delaware                 AII
Ashland of Nigeria, Ltd. ("ANL").....................................      Delaware                 AII
Ashland Oil (Nigeria) Company Ultd...................................       Nigeria          ANL 50%-ANDC 50%
Ashland Overseas Investments, Inc. ("AII")...........................      Delaware                 AI
Ashland Pipe Line Company ("APL")....................................        Ohio                   AI
Ashland Plastics International, Inc..................................      Delaware                 AI
Ashland Scurlock Permian Canada, Ltd.................................   Alberta, Canada             SPC
Ash Property, Inc....................................................        Ohio                   AI
Ashmont Insurance Company, Inc. ("AIC")..............................       Vermont                 AI
ATEC, Inc. ("ATEC")..................................................      Delaware                 AI
Bluegrass Insurance Company Limited..................................       Bermuda                 AIC
Bluegrass International Insurance Limited............................       Bermuda                 AIC
Drew Chemical Corporation ("DCC")....................................      Delaware                 AI
Iberia Ashland Chemical S.A..........................................        Spain                AI 70%
Mid-Valley Supply Co.................................................      Kentucky                 AI
Ohio River Pipe Line Company.........................................      Delaware                 APL
Scurlock Permian Corporation ("SPC").................................      Kentucky                 AI
Valvoline (Australia) Pty. Ltd.......................................      Australia                VHI
Valvoline Canada Ltd.................................................   Ontario, Canada             VHI
Valvoline Holdings, Inc. ("VHI").....................................      Delaware                 AI
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   *100% of the voting securities are owned by the immediate parent except as otherwise indicated.
